Live Webcam Interview with Hydrogen Engine Pioneer Ted Hollinger on MN1.com

ALGONA, Iowa (Jan 19, 2007) - One of the leaders in the Alternative Energy Industry, Ted Hollinger, CEO of Hydrogen Engine Center (OTCBB: HYEG), will be featured live on Market News First (www.mn1.com) for an exclusive round table discussion with anchor Steve Kanaval. The round table discussion is scheduled for Monday, Jan. 22, 2007, at 11:00 A.M. CST, will be held live via satellite (webcam).

Theodore G. Hollinger was formerly the Director of Engineering at Ford Motor Company and Vice President of the Power Conversion Group at Ballard Power Systems responsible for development of hydrogen engine gensets. Mr. Hollinger founded the Company with the goal of establishing a "hydrogen engine center of excellence" to foster the development of hydrogen engines.

Hydrogen Engine Center, Inc. designs, manufactures and distributes alternative-fueled internal combustion engines and power generation systems for distributed power, agricultural, industrial, airport ground support, vehicular, business and home applications.

HEC engines and power generation systems run many different fuels, including hydrogen, gasoline, propane, natural gas and ethanol.

HEC brings state-of-the-art technology to the table in the development of their hydrogen engines. For the most part, these engines look and perform much like the one’s currently running off standard pump gasoline. Internally there are several design upgrades that allow the engines to run on hydrogen, externally the engines feature proprietary computer and fuel delivery systems that sets them apart in the industry.

Development of an ammonia-fueled engine is underway.

Join Mr. Hollinger to learn more about the Alternative Energy industry, hydrogen engines, and other products, as well as HYEG’s position in the stock market.

About MN1.com
Market News First is an online, market news provider that brings investors current news on the market. Market News First is the only online, live IPTV web site that brings real market news to investors and features live interaction with companies from the Bulletin Board to NYSE.

Through daily, live interviews, we bring you up to date on all the established companies and inform the investors of the newest opportunities within the market. Market News First offers one-on-one interviews with the presidents and CFOs of companies to deliver answers to the questions that investors may ask and provides them insight into the companies' present condition and future plans.

About Hydrogen Engine Center, Inc.
Hydrogen Engine Center, Inc. (HEC) provides innovative products that can provide clean, renewable sources of power. The company designs, manufactures and distributes alternative-fueled internal combustion engines and power generation equipment for distributed power, agricultural, industrial, airport ground support, vehicular, business and home applications. All HEC engines and power generation equipment are capable of running on a multitude of fuels, including but not limited to, hydrogen, gasoline, propane, natural gas and ethanol. Development of an ammonia-fueled engine is underway. HEC trades on the Bulletin Board under the symbol “HYEG.OB.” Principal offices are located at 2502 E Poplar St., Algona, Iowa 50511. Visit www.hydrogenenginecenter.com or in the US dial 515-295-3178 for more information.

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Investors are cautioned that such forward-looking statements involve risks and uncertainties, including without limitation, acceptance of the Company's products, increased levels of competition for the Company, new products and technological changes, the Company's dependence on third-party suppliers, and other risks detailed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission.

Hydrogen Engine Center Media Contact:
Maggie Nye (maggie@vendely.com)
Elizabeth Vendely (elizabeth@vendely.com)
Vendely Communications, Inc.
818.623.1000